Exhibit 10.2

CONCENTRA INC.

2005 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

FOR NON-EXECUTIVE CHAIRMAN

Section 1. Purpose. The purpose of the Concentra Inc. 2005 Stock Option and Restricted Stock Purchase Plan for Non-Executive Chairman (the “Plan”) is to promote the interests of Concentra Inc., a Delaware corporation (the “Company”), and any Subsidiary thereof and the interests of the Company’s stockholders by providing an opportunity to the Non-Executive Chairman to purchase Common Stock of the Company, thereby enhancing the Company’s ability to attract, retain, motivate and encourage the Non-Executive Chairman to devote his best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by awards of Options, Restricted Stock, and/or Unrestricted Stock.

Section 2. Definitions. For purposes of the Plan, the following terms used herein have the following meanings, unless a different meaning is clearly required by the context:

2.1 “Administrator” means the Board of Directors or any Committees that shall be administering the Plan in accordance with Section 4 hereof.

2.2 “Applicable Laws” means the legal requirements relating to the administration of stock option plans under state corporate laws, federal and state securities laws and the Code.

2.3 “Award” means any award of an Option or Stock under the Plan.

2.4 “Board of Directors” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means any committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

2.7 “Common Stock” means the Common Stock, $.01 par value, of the Company.

2.8 “Chairman’s Agreement” means that certain Chairman’s Agreement, dated as of November 28, 2005, between the Company and Norman C. Payson, M.D.

2.9 “Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Administrator, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

2.10 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the average between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

2.11 “Non-Executive Chairman” means the non-executive Chairman of the Board of Directors, Norman C. Payson, M.D.

2.12 “Option” means a right, granted to a Participant under Section 6, to purchase Common Stock at a specified price during specified time periods. Options are not intended to meet the requirements of Section 422 of the Code.

2.13 “Participant” means the Non-Executive Chairman to whom an Award is granted under the Plan.

2.14 “Restricted Period” means the period of time selected by the Administrator during which shares subject to an Award of Restricted Stock may be repurchased by or forfeited to the Company.

2.15 “Reporting Person” means a Participant that is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.16 “Restricted Stock” means shares of Common Stock awarded to a Participant under Section 7 subject to restrictions under the Plan.

2.17 “Stock” means shares of Restricted Stock or Unrestricted Stock.

2.18 “Subsidiary” of the Company means any corporation or other entity (i) of which a majority of the voting securities is owned, directly or indirectly, by the Company, or (ii) with which the Company, or any corporation or other entity of which a majority of the voting securities is owned, directly or indirectly, by the Company, has entered into any management, operating, or similar agreement to manage or operate any portion of such other corporation’s or entity’s business, operations, or assets.

2.19 “Unrestricted Stock” means shares of Common Stock awarded to a Participant under Section 7 free of any restrictions under the Plan.

Section 3. Common Stock Subject to the Plan.

3.1 Number of Shares. The total number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed in the aggregate 2,811,000 shares of Common Stock (subject to adjustment as provided in Section 3.3 hereof). The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

3.2 Source of Shares. The shares of Common Stock that may be subject to Awards under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Administrator may determine. In the event that any outstanding Option expires, is terminated, forfeited or becomes unexercisable for any reason without having been exercised in full, or if any shares of Common Stock issued or sold pursuant to an Award of Stock or the exercise of an Option shall have been repurchased by the Company, then such shares shall not again be available for future grant or award under the Plan.

3.3 Stock Dividends, Etc. In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, or other similar change in the structure or capitalization of the Company, appropriate adjustments shall be made to Awards under the Plan in order to prevent enlargement or dilution of rights hereunder, including, if applicable, adjustments to the (a) number and kind of shares of Common Stock or other securities, cash, or property subject to Awards or that may be delivered hereunder and/or (b) exercise price of Awards.

Section 4. Administration of the Plan.

4.1 Procedure.

(a) Rule 16b-3. To the extent that the Administrator determines it to be desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(b) Other Administration. Other than as provided above, the Plan shall be administered by (i) the Board of Directors or (ii) a Committee, which committee shall be constituted to satisfy Applicable Laws.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific powers delegated by the Board of Directors to such Committee, the Administrator shall have the authority, in its discretion:

(a) to determine the Fair Market Value of the Common Stock, in accordance with Section 2.10 of the Plan;

(b) to determine whether and to what extent awards of Options and Stock, or any combination thereof, are granted hereunder;

(c) to determine the number of shares of Common Stock to be covered by each Award made hereunder;

(d) to make determinations in accordance with Section 3.3;

(e) to determine the amount (not less than par value per share) and the form of the consideration that may be used to purchase shares of Common Stock pursuant to any Award of Stock or upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Option);

(f) to approve forms of agreements for use under the Plan;

(g) to determine the terms and conditions, not inconsistent with the terms of the Plan or the Chairman’s Agreement, of any Award granted hereunder, including without limitation, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(h) to construe and interpret the terms of the Plan;

(i) to prescribe, amend and rescind rules and regulations relating to the Plan;

(j) to modify or amend the terms of any Award;

(k) to accelerate vesting periods with respect to outstanding Options and the end of Restricted Periods with respect to Stock Awards;

(l) to authorize any person to execute on behalf of the Company any instrument required to effect any Award granted by the Administrator; and

(m) to exercise all other powers granted to the Administrator under the Plan and make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. To the extent not inconsistent with the terms of the Chairman’s Agreement, the Administrator’s decisions, determinations and interpretations shall be final and binding on the Participant and any other holders of Options or Stock awarded under the Plan.

4.4 Expenses, Etc. All expenses and liabilities incurred by the Administrator in the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Administrator shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Award granted thereunder.

Section 5. Eligibility. Awards may be granted to the Non-Executive Chairman. No person other than the Non-Executive Chairman shall have any right to participate in the Plan.

Section 6. Options.

6.1 Award. Subject to the provisions of the Plan, the Administrator may award Options, and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option.

6.2 Exercise Price. The Administrator shall establish the exercise price of each Option at the time such Option is awarded. Such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

6.3 Vesting. Each Option shall be exercisable at such times and subject to such terms and conditions as the Administrator may specify in the applicable Option agreement or thereafter. The Administrator may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

6.4 Payment. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or check in an amount equal to the exercise price of such Options or, to the extent permitted by the Administrator at or after the award of the Option, by (a) delivery of shares of Common Stock owned by the optionee and held for a period greater than six months, valued at their Fair Market Value on the date of such option exercise, (b) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (c) payment of such other lawful consideration as the Administrator may determine, or (d) any combination of the foregoing.

6.5 Transferability. Except as otherwise specifically approved by the Administrator, each Option granted under the Plan shall provide that neither it nor any interest therein may be transferred, assigned, pledged or hypothecated, by the optionee or by operation of law otherwise than by will, the laws of descent and distribution or a “domestic relations order” (as defined in the Code), and shall be exercised during the lifetime of the optionee only by the optionee or a transferee pursuant to such a “domestic relations order”. No Option or interest therein may be or be made subject to execution, attachment or similar process.

Section 7. Restricted And Unrestricted Stock.

7.1 General. The Board of Directors may grant Awards entitling recipients to acquire or be awarded shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if awarded at no cost) from the recipient in the event that conditions specified by the Administrator in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Administrator for such Award. Conditions for repurchase (or forfeiture) may be based on continuing service and/or achievement of pre-established performance or other goals and objectives.

7.2 Restricted Stock. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Administrator, during the applicable Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board of Directors may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board of Directors, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary.

7.3 Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Board of Directors, which shall not be lower than 100% of Fair Market Value on the date of sale) Unrestricted Stock to the Participant.

7.4 Payment. The purchase price for each share of Restricted Stock and Unrestricted Stock to be sold shall be determined by the Administrator and may not be less than the par value of the Common Stock. Such purchase price may be paid in the form of past services or such other lawful consideration as is determined by the Board of Directors.

7.5 Certificates. Stock certificates representing shares of Restricted Stock or Unrestricted Stock shall bear a legend referring to any restrictions imposed thereon and such other matters as the Administrator may determine.

7.6 Acceleration. The Administrator may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

Section 8. General Provisions Applicable to Awards.

8.1 Applicability of Rule 16b 3. Those provisions of the Plan which make an express reference to Rule 16b-3 shall apply to the Company only at such time as the Company’s Common Stock is registered under the Exchange Act, or any successor provision, and then only with respect to Reporting Persons.

8.2 Documentation. Each Award under the Plan shall be evidenced by an instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan and the Chairman’s Agreement as the Administrator considers necessary or advisable. Such instruments may be in the form of agreements to be executed by both the Company and the Participant, or certificates, letters, or similar documents, acceptance of which will evidence agreement to the terms thereof and of this Plan. In the event of any inconsistency between this Plan, any such Award agreement, and/or the Chairman’s Agreement, the terms of the Chairman’s Agreement shall govern.

8.3 Administrator Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical.

8.4 Termination of Status. The agreement evidencing each Award shall address the effect of the disability, death, or other termination of services or other status of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may exercise rights under such Award.

8.5 Equitable Adjustment. In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, or other similar change in the structure or capitalization of the Company, appropriate adjustments shall be made to Participants’ Awards in order to prevent enlargement or dilution of Participants’ rights thereunder, including, if applicable, adjustments to the (a) number and kind of shares of Common Stock or other securities, cash, or property subject to the Award or that may be delivered thereunder and/or (b) exercise price of the Award.

8.6 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Board of Directors and give each Participant the right to exercise his or her Option as to all or any of the shares subject thereto, including shares as to which the Option would not otherwise be exercisable, or may accelerate the termination of the Restricted Period of any Stock Award.

8.7 Amendment of Award. The Administrator may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type and changing the date of exercise or realization; provided, that the Participant’s consent to such action shall be required.

8.8 Conditions on Delivery of Common Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed; (b) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with; (c) if the outstanding Common Stock is at the time listed on any stock exchange or admitted for trading on an automatic quotation system, until the shares to be delivered have been listed or authorized to be listed or quoted on such exchange or quotation system upon official notice of notice of issuance; and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of such act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

Section 9. Miscellaneous

9.1 No Right to Continue as Non-Executive Chairman. The grant of an Award shall not be construed as giving the Participant the right to provide continued service to the Company.

9.2 No Rights As Stockholder. Subject to the provisions of the applicable Award, neither the Participant nor any Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the record holder thereof.

9.3 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

9.4 Effective Date and Term.

(a) Effective Date. The Plan shall become effective on November 28, 2005, the date of its adoption by the Board of Directors. Amendments to the Plan shall become effective when adopted by the Board of Directors. Awards may be made under the Plan at any time on or after the effective date and before the date fixed for termination of the Plan.

(b) Termination. The Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) by action of the Board of Directors. No Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under theretofore granted under the Plan.

9.5 Amendment of Plan. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time; provided, that, in accordance with Section 8.7, the Participant’s consent to any such action with respect to its effect on any outstanding Award shall be required.

9.6 Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

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